UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 13, 2003

NATIONAL WINE & SPIRITS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	333-74589 (Commission File Number)	35-2064429 (I.R.S. Employer Identification No.)

700 West Morris Street, P.O. Box 1602 Indianapolis, Indiana (Address of principal executive offices)	46206 (Zip Code)

         Registrant's telephone number, including area code:    (317) 636-6092

Item 7.    Financial Statements and Exhibits.

        (a)         None.

        (b)         None.

        (c)         Exhibits

                           99.1    Press Release dated August 13, 2003

Item 9.    Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12).

         The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition”, and should not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

         On August 13, 2003, National Wine & Spirits, Inc. (the “Company”) issued the press release attached as Exhibit 99.1 to this report. The press release is incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2003	NATIONAL WINE & SPIRITS, INC. (Registrant) By: /s/ James E. LaCrosse James E. LaCrosse Chairman, President, Chief Executive Officer and Chief Financial Officer